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                                                                   Exhibit 10.14

        AMENDMENT NUMBER ONE TO SUBORDINATED LOAN AND SECURITY AGREEMENT, DATED AS OF APRIL 27, 2000, BETWEEN ADESSO HEALTHCARE TECHNOLOGY SERVICES,
                                      INC.,
                    AS BORROWER AND COMDISCO, INC., AS LENDER

     This Amendment ("Amendment") is entered into this 27th day of April, 2000, by and between Adesso Healthcare Technology Services, Inc., a California corporation, formerly known as Adesso Specialty Services Organization, Inc., with its chief executive offices and principal place of business at 2835 Zanker Road, San Jose, CA 95134 ("Borrower"), and Comdisco, Inc., a Delaware corporation, with its chief executive offices and principal place of business at 6111 North River Road, Rosemont, Illinois 60018 ("Lender").

                                    RECITALS

     WHEREAS, Borrower and Lender have entered into that certain Subordinated Loan and Security Agreement dated as of June 11, 1999 (the "Agreement"), pursuant to which Lender has made a loan to Borrower in the original aggregate principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000.00) (the "Loan");

     WHEREAS, Borrower has requested Lender make available to Borrower an additional loan to Borrower in the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000.00) (as the same may from time to time be amended, modified, supplemented or revised) (the "Supplemental Loan"), which would be evidenced by Supplemental Subordinated Promissory Note(s) substantially in the form of Exhibit A hereto (as the same may from time to time be amended, modified, supplemented or revised, the "Supplemental Note(s)"), which would be executed by Borrower and under which funds would be available in minimum installments of ONE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($1,750,000.00) each.

     WHEREAS, Lender and Borrower have agreed to amend the Agreement in order to make available the Supplemental Loan on the terms set forth in the Agreement as amended hereunder;

     WHEREAS, in connection with the Supplemental Loan, Borrower will grant Lender certain additional rights to purchase Borrower's Preferred Stock upon the terms and conditions set forth in this Amendment.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, Borrower and Lender hereby agree as follows:

     1. USE OF TERMS DEFINED IN AGREEMENT. All capitalized terms that are defined in the Agreement and that are used without definition herein shall have the meanings given to them in the Agreement.

     2. AMENDMENTS TO AGREEMENT. The Agreement is amended as follows:


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          a. SECTION 1. DEFINITIONS.

     The following additional subsections are added to SECTION 1:

     With respect to the Supplemental Loan only, new DEFINITION 1.33A is added as follows:

          1.33A "PREFERRED STOCK" means Borrower's Series E Preferred Stock.

     With respect to the Supplemental Loan only, new DEFINITION 1.35A is added as follows:

          1.35A "PURCHASE OPTION" shall have the meaning assigned thereto in
SECTION 8A of this Amendment.

          1.45 "MAXIMUM SUPPLEMENTAL LOAN AMOUNT" means Three Million Five Hundred Thousand and No/100's Dollars ($3,500,000.00).

          1.46 "SUBSEQUENT ROUND" means (i) a Series F preferred stock financing, (ii) the sale, conveyance disposal, or encumbrance of all or substantially all of Borrower's property or business or Borrower's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Borrower is disposed of ("Merger Event"), provided that a Merger Event shall not apply to a merger effected exclusively for the purpose of changing the domicile of the company or (iii) an initial public offering of Borrower's Common Stock, which has been declared effective by the SEC.

          1.47 "SUPPLEMENTAL CLOSING DATE" means the date of this Amendment.

          1.48 "SUPPLEMENTAL FACILITY FEE" means one percent (1%) of the Supplemental Loan Amount that is due to Lender at the Supplemental Closing Date. Lender shall reduce the amount of the first Advance requested by Borrower by the amount of the Facility Fee.

          1.49 "SUPPLEMENTAL MATURITY DATE" means the date thirty-six (36) months after the Advance Date of each installment of the Supplemental Loan.

          1.50 "SUPPLEMENTAL PURCHASE OPTION" shall have the meaning assigned to such term in Section 8A of this Amendment.

          b. SECTION 2. THE LOAN.

     SUBSECTION 2.1 is deleted in its entirety and replaced with the following restated and amended version thereof:

               2.1 Lender agrees to lend to Borrower an amount not to exceed Seven Million and No/100 Dollars ($7,000,000.00) in the aggregate at any one time outstanding for the purposes and upon the terms and subject to the conditions contained in the Agreement.

     With respect to the Supplemental Loan only, new SUBSECTION 2.2A is added as follows:


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               2.2A The Supplemental Loan(s) shall be available in minimum
Advances of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00). Each Advance made by Lender to Borrower shall be evidenced by a Supplemental
Note in the original principal amount of such Advance. The principal balance of each Supplemental Note shall bear interest thereon precomputed at the rate of nine and one-half percent (9.5%) per annum, and each such Supplemental Note shall be due and payable in fifteen (15) equal monthly installments of interest only, payable on the first day of each month, followed by twenty-one (21) equal monthly installments of principal and interest, payable on the first day of each month, to and including the Supplemental Maturity Date (each, a "Payment Date"). If any payment under a Supplemental Note shall be payable on a day other than a business day, then such payment shall be due and payable on the next succeeding business day.

     SUBSECTION 2.4 is renumbered as SUBSECTION 2.3 and amended as follows:

          With respect to the Supplemental Loan only, SUBSECTION 2.3 shall be applied substituting the term "Loan" with the term "Supplemental Loan" throughout.

     SUBSECTIONS 2.5 and 2.6 are renumbered SUBSECTIONS 2.4 and 2.5, respectively, and, with respect to the Supplemental Loan only, SUBSECTIONS 2.4 and 2.5 shall be applied substituting the term "Note(s)" with the term "Supplemental Note(s)" throughout.

               c. SECTION 3. SECURITY INTEREST.

               Borrower acknowledges that the grant of the security interest pursuant to SECTION 3 and the fact that the Collateral will also secure the Supplemental Loan as part of the Secured Obligations is a material inducement to Lender without which Lender would not have agreed to make the Supplemental Loan.

               d. SECTION 4. CONDITIONS PRECEDENT TO LOAN

     The obligation of Lender to fund the Supplemental Loan(s) on each Advance Date shall be subject to the satisfaction by Borrower, or waiver by Lender, of all of the provisions of Section 4 of the Agreement, the provisions of which are, to the extent set forth below and with respect to the Supplemental Loan only, amended as follows:

     With respect to the Supplemental Loan only, new SECTION 4.1A is added as follows:


               4.1A The Advance Date shall occur on or before nine (9) months from the Supplemental Closing Date.

     With respect to the Supplemental Loan only, new SECTION 4.2.A is added as follows:

               4.2A Borrower, on or prior to the Supplemental Closing Date, shall have delivered to Lender the following:

               (a) executed originals of the Amendment and any other documents reasonably required by Lender to effectuate the liens of Lender with respect to all Collateral;


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               (b) certified copy of resolutions of Borrower's board of
     directors evidencing approval of the borrowing and other transactions evidenced by the Loan Documents;

               (c) certified copies of the Articles of Incorporation and the Bylaws, as amended through the Supplemental Closing Date, of Borrower;

               (d) certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

               (e) payment of the Supplemental Facility Fee;

               (f) such other documents as Lender may reasonably request.

     With respect to the Supplemental Loan only, SUBSECTIONS 4.6, 4.7 and 4.8 shall be applied substituting the term "Closing Date" with the term "Supplemental Closing Date," and the term "Loan" with the term "Supplemental Loan" throughout.

               e. SECTION 5. REPRESENTATIONS AND WARRANTIES.

     Borrower represents, warrants and agrees that, as of the Supplemental Closing Date, each of the representations and warranties contained in SECTION 5 of the Agreement remain true, complete and correct.

     With respect to the Supplemental Loan only, SUBSECTION 5.12A is added as follows:

               5.12A. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of Borrower have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

               (i) The authorized capital stock of Borrower consists of 12,535,000 shares of Common Stock, no par value per share (the "Common Stock"), of which 277,082 shares shall be issued and outstanding, and 5,535,000 shares of Preferred Stock, no par value per share, of which 1,000,000 shares shall have been designated as Series A Preferred Stock, 1,185,000 shares shall have been designated as Series B Preferred Stock, 900,000 shares shall have been designated as Series C Preferred Stock, 1,250,000 shares shall have been designated as Series D Preferred Stock and 1,200,000 shares shall have been designated as Series E. 790,000 shares of Series A Preferred Stock, 1,021,356 shares of Series B Preferred Stock, 853,631 shares of Series C Preferred Stock, 1,196,570 shares of Series D Preferred Stock and 119,048 shares of Series E Preferred Stock are issued and outstanding. There are 135,615 shares of Series A Preferred Stock reserved for issuance upon the exercise of outstanding warrants. There are 1,108,226 shares of Common Stock reserved for issuance under


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     Borrower's 1995 Stock Option Plan and 1997 Stock Option Plan, of which
     932,942 shares have been issued. Except as set forth in Schedule 5.14 hereto, the Certificate of Incorporation, or as provided in this Agreement,
     (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Borrower is authorized or outstanding, (ii) Borrower has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of a share of its capital stock any evidences of indebtedness or assets of Borrower, and (iii) Borrower has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend to make any other distribution in respect thereof.

          (ii) In accordance with Borrower's Articles of Incorporation, no shareholder of Borrower has preemptive rights to purchase new issuances of the capital stock.

          f. SECTION 8A. PURCHASE OPTION.

          New SECTION 8A is added as follows:

          8A.1 As additional consideration for Lender's agreeing to enter into the Amendment, Lender shall have the additional right to purchase shares of Borrower's Preferred Stock with an aggregate value of up to fifty percent (50%) of the Maximum Supplemental Loan Amount (regardless of whether Lender actually makes any Advances under the Supplemental Loan) at any time, at Lender's sole and absolute discretion (the "Supplemental Purchase Option"). The Supplemental Purchase Option shall be exercisable by Lender at a purchase price per share equal to $16.80 per share (the "Supplemental Purchase Price"). The number and purchase price of such shares are subject to adjustment as provided in this Section 8A.

          8A.2 The Supplemental Purchase Price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

               (a) If Borrower at any time shall change the kind or number of its securities, by combination, reclassification, exchange or subdivision of the securities as to which purchase rights under this Supplemental Purchase Option exist into the same or a different number of securities of any other class or classes, this Supplemental Purchase Option shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Supplemental Purchase Option immediately prior to such classification, exchange, subdivision or other change.

               (b) If Borrower at any time shall combine or subdivide its Preferred Stock, the Supplemental Purchase Price shall be proportionately decreased and the number of shares proportionately increased in the case of a


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     subdivision, or the Supplemental Purchase Price shall be proportionately increased and the number of shares proportionately decreased in the case of a combination.

               (c) If Borrower at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of Borrower's stock, then the Supplemental Purchase Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Supplemental Purchase Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of Borrower's stock outstanding immediately prior to such dividend or distribution (including shares issuable upon conversion of the outstanding Preferred Stock and shares issuable upon exercise, conversion or exchange of options, convertible securities or warrants for Preferred Stock), and (ii) the denominator of which shall be the total number of all shares of the Borrower's stock outstanding immediately after such dividend or distribution including shares issuable upon conversion of the outstanding Preferred Stock and shares issuable upon exercise, conversion or exchange of options, convertible securities or warrants for Preferred Stock). The Lender shall thereafter be entitled to purchase, at the Supplemental Purchase Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Supplemental Purchase Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Supplemental Purchase Price resulting from such adjustment.

               (d) Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in Borrower's Articles of Incorporation, as amended through the Supplemental Closing Date, a true and complete copy of which was attached to the Agreement as EXHIBIT E (the "Charter"). Borrower shall promptly provide the Lender with any restatement, amendment, modification or waiver of the Charter. Borrower shall provide Lender with prior written notice of any issuance of its stock or other equity security to occur after the Supplemental Closing Date of this Purchase Option, which notice shall include (i) the price at which such stock or security is to be sold, (ii) the number of shares to be issued, and (iii) such other information as necessary for Lender to determine if a dilutive event has occurred.

               (e) If prior to the termination or exercise of this purchase option: (i) Borrower shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) Borrower shall offer for subscription prorata to the holders of any class of its preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any voluntary dissolution, liquidation or winding up of Borrower; then, in connection with each such event, Borrower shall send to the Lender: (A) at least forty-five (45) days' prior written notice of the date on which the books of Borrower shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such dissolution, liquidation or winding up, at least forty-five (45) days' prior written notice of the date


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     when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon dissolution, liquidation or winding up); and (C) in the case of a Initial Public Offering or Merger Event, Borrower shall give the Lender at least forty-five (45) days written notice prior to the effective date thereof.

               Each such written notice shall set forth, in reasonable detail,
     (i) the event requiring the adjustment, (ii) the amount of the adjustment,
     (iii) the method by which such adjustment was calculated, (iv) the Supplemental Purchase Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Lender, at the address as shown on the books of the Lender.

               (f) Failure to timely provide such notice required by subsection
     (e) above shall entitle Lender to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Lender. The notice period shall begin on the date Lender actually receives a written notice containing all the information specified above.

          8A.3 The Supplemental Purchase Option is exercisable by the Lender, in whole or in part, at any time, or from time to time, and shall expire if not exercised within twenty (20) days of Borrower's required notice as set forth in Section 8A.7 below of (i) Initial Public Offering, or (ii) Merger Event. Lender may exercise its Supplemental Purchase Option by tendering to Borrower at its principal office a notice of exercise in the form attached to the Agreement as EXHIBIT F (the "Notice of Supplemental Purchase"), duly completed and executed together with payment in an amount equal to the Supplemental Purchase Price for that portion of the Supplemental Purchase Option so exercised, in cash or by bank cashier's or certified check; provided that Lender may satisfy all or a portion of the Supplemental Purchase Price by tender of one or more Note(s), the outstanding principal and interest of which shall be credited against the Supplemental Purchase Price, with the balance, if any, of the Supplemental Purchase Price payable in cash or by check as provided above. In such event, the Note(s) so tendered will be deemed satisfied in full and will be cancelled by Borrower and Borrower will have no further obligation to the Lender under such Note(s).

          Promptly upon receipt of the Notice of Supplemental Purchase and the payment of the Supplemental Purchase Price in accordance with the terms set forth below, Borrower shall execute the acknowledgment of exercise in the form attached to the Agreement as EXHIBIT G (the "Acknowledgment of Purchase") indicating the number of shares that remain subject to future purchases, if any. Subject to Lender's right of withdrawal, no later than twenty-one (21) days thereafter, Borrower shall issue to the Lender a certificate for the number of shares of Preferred Stock purchased.

          8A.4 (a) During the term of this Supplemental Purchase Option, Borrower will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.


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               (b) If any shares of Preferred Stock required to be reserved hereunder require registration with or approval of any governmental authority under any State law (other than any registration under the Securities Act of 1933, as amended ("1933 Act"), as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such purchase), or listing on any domestic securities exchange, before such shares may be issued upon purchase, Borrower will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

          8A.5 No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Supplemental Purchase Option, but in lieu of such fractional shares Borrower shall make a cash payment therefor upon the basis of the Supplemental Purchase Price then in effect.

          8A.6 This Supplemental Purchase Option does not entitle the Lender to any voting rights or other rights as a shareholder of Borrower prior to the exercise of the Supplemental Purchase Option.

          8A.7 Borrower shall give Lender at least forty-five (45) days advance written notice of its intent to consummate any Merger Event or any Initial Public Offering of its capital stock pursuant to a registration statement filed with the Securities and Exchange Commission. In either such event, Lender shall have the right to exercise its Supplemental Purchase Option within twenty (20) days of receipt of notice subject to the successful completion of such Merger Event or Initial Public Offering. If such closing does not take place, Borrower shall promptly notify the Lender that such proposed transaction has been terminated, and the Lender may rescind any exercise of its Supplemental Purchase Option promptly after such notice of termination of the proposed transaction, and Lender's conversion right shall remain in effect as if not previously exercised.

          g. SECTION 11.3. NOTICE.

          Section 11.3(b) is deleted and replaced with the following:

               (b) IF TO BORROWER:

                   ADESSO HEALTHCARE TECHNOLOGY SERVICES, INC.
                                2835 ZANKER ROAD
                               SAN JOSE, CA 95134

     3. INCORPORATION INTO AGREEMENT. The terms and conditions of this Amendment shall be incorporated by reference in the Agreement as though set forth in full therein. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Agreement and the other Loan Documents shall remain in full force and effect to the extent in effect on the date hereof. The Agreement, as modified by this Amendment, together with the other Loan Documents,


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constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter thereof.

     4. SECTION HEADINGS. The headings of the Sections hereof are for convenience only and without substantive meaning, and shall not be used in interpreting any provision of this Amendment or the Agreement.

     5. COUNTERPARTS. This Amendment may be executed in counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER                            ADESSO HEALTHCARE
                                    TECHNOLOGY SERVICES, INC.

                                    Signature:    /s/ Brian Barnard
                                              -----------------------------
                                    Print Name:   BRIAN BARNARD
                                               -----------------------------
                                    Title:        CEO
                                          -----------------------------------

ACCEPTED IN ROSEMONT, ILLINOIS

LENDER                              COMDISCO, INC.

                                    Signature:    /s/ Jill C. Hanses
                                              -----------------------------
                                    Print Name:   JILL C. HANSES
                                               -----------------------------
                                    Title:
                                          -----------------------------------


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                                    EXHIBIT A
                          Supplemental Promissory Note

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                                    EXHIBIT E
                                     Charter

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                                    EXHIBIT F
                         Notice of Supplemental Purchase

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                                    EXHIBIT G
                           Acknowledgement of Purchase